Exhibit 99.1

NCS Multistage Holdings, Inc. 19450 State Highway 249, Suite 200 Houston, Texas 77070

PRESS RELEASE

NCS MULTISTAGE HOLDINGS, INC. PROVIDES FOURTH QUARTER 2017 AND OPERATIONAL UPDATE

February 5, 2018 – Houston, Texas – NCS Multistage Holdings, Inc. (NASDAQ: NCSM) (“NCS” or the “Company”), a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies, today provided an update on its financial results for the quarter ended December 31, 2017 and certain financial and operational results for 2017.

Total revenue for the quarter is expected to be between $49.5 million and $50.5 million. U.S. revenue is expected to be between $19.8 million and $20.3 million, the midpoint of which represents a 51% increase compared to the third quarter of 2017. The increase was primarily driven by the inclusion of a full quarter of tracer diagnostics services revenue and a meaningful sequential increase in sliding sleeve sales, offset by relatively flat sales in other product categories.  Canadian revenue is expected to be between $29.1 million and $29.6 million, the midpoint of which is a 27% decrease compared to the third quarter of 2017.  The decline was primarily attributable to a reduction in activity amongst our customer base related to lower regional natural gas prices and the exhaustion of capital budgets prior to the end of the year. International revenue is expected to be between $0.6 million and $0.7 million.

Total cost of sales, exclusive of depreciation and amortization expense is expected to be between $24.3 million and $24.8 million for the quarter.

Selling, general and administrative expenses are expected to be between $18.0 million and $18.5 million for the quarter, and include approximately $2.2 million in share-based compensation expense and approximately $0.5 million in non-recurring professional fees.

NCS ended 2017 with over $33.5 million in cash. Total purchases of property and equipment in 2017 were approximately $6.5 million.

During 2017, NCS sold over 46,750 sliding sleeves, the highest such annual number in our history and 24% higher than the amount sold in 2014. NCS’s Multistage Unlimited™ completion technology was utilized by over 100 customers, including more than 20 customers in the U.S., and in over 1,375 wells in 2017.

NCS’s Chief Executive Officer, Robert Nipper, commented, “I am pleased with NCS’s performance during the fourth quarter of 2017, which exceeded the initial outlook we provided in our third quarter earnings conference call in November 2017. We had strong revenue growth in our U.S. operations, where sliding sleeve sales in the fourth quarter increased in excess of 25% compared to the third quarter and where we expect to see continued sequential revenue growth in the first quarter of 2018.  In Canada, our revenue fell less on a sequential basis than we had anticipated.  We are encouraged by the current level of drilling and completions activity in Canada, especially by customers operating in oil and liquids-rich plays, though we note that regional natural gas pricing in Canada has tempered natural gas-directed drilling and completions activity.

We continue to grow our customer base and expand our opportunities as we execute on our strategy of providing products and services that help our customers optimize their completions and field development strategies.  In addition, the integration of Spectrum Tracer Services is going well and the benefits of the combination with NCS are taking hold.

For 2018, based on current market conditions, we expect our consolidated revenue to grow by 35% to 45% compared to 2017, primarily driven by continued growth in the U.S.  As with prior years, our Canadian business will be impacted by seasonal factors, and the growth in our U.S. business will exhibit quarter-to-quarter volatility as well.

I’d like to thank our over 350 employees for their efforts and contributions in 2017.  We look forward to providing our shareholders with a further update on our fourth quarter 2017 earnings release and conference call in March.”

About NCS Multistage Holdings, Inc.

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. The Company provides products and services to exploration and production companies for use in horizontal wells in unconventional oil and natural gas formations throughout North America and in selected international markets, including Argentina, China and Russia. The Company’s common stock is traded on the NASDAQ

Global Select Market under the symbol “NCSM.” Additional information is available on the Company’s website, www.ncsmultistage.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the quarter or twelve months ended December 31, 2017. In addition, the preliminary estimated financial information presented above has not been audited by our independent registered public accounting firm, PricewaterhouseCoopers LLP. Accordingly, PricewaterhouseCoopers LLP does not express an opinion on or any other form of assurance with respect thereto and assumes no responsibility for this information. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the quarter and twelve months ended December 31, 2017 are not yet complete and our audit has not been completed. The information presented above should not be considered a substitute for full audited financial statements for the twelve months ended December 31, 2017 once they become available and should not be regarded as a representation by us or our management as to our actual financial results for the quarter or twelve months ended December 31, 2017. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to declines in the level of oil and natural gas exploration and production activity within Canada and the United States oil and natural gas price fluctuations; loss of significant customers; inability to successfully implement our strategy of increasing sales of products and services into the United States; significant competition for our products and services; our inability to successfully develop and implement new technologies, products and services; our inability to protect and maintain critical intellectual property assets; currency exchange rate fluctuations; impact of severe weather conditions; restrictions on the availability of our customers to obtain water essential to the drilling and hydraulic fracturing processes; our failure to identify and consummate potential acquisitions; our inability to integrate or realize the expected benefits from acquisitions; our inability to accurately predict customer demand; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in legislation or regulation governing the oil and natural gas industry, including restrictions on emissions of GHGs; our inability to meet regulatory requirements for use of certain chemicals by our recently acquired tracer diagnostics business; failure to comply with federal, state and local and non-U.S. laws and other regulations; loss of our information and computer systems; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to establish and maintain effective internal control over financial reporting; our success in attracting and retaining qualified employees and key personnel; our inability to satisfy technical requirements and other specifications under contracts and contract tenders and other factors discussed or referenced in our filings made from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact

Ryan Hummer

Chief Financial Officer

(281) 453-2222

IR@ncsmultistage.com